EXHIBIT 10.1
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                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of March 1, 2004, by and between Ronald J. Mittelstaedt (the "Employee") and Waste Connections, Inc., a Delaware corporation (the "Company"), and amends and restates in its entirety that certain Employment Agreement dated as of October 1, 1997, by and among the Employee, the Company,
J. Bradford Bishop, Frank W. Cutler and James N. Cutler, Jr., as amended as of June 1, 2000 by and between the Employee and the Company.

         The Company desires to engage the services and employment of the Employee for the period provided in this Agreement, and the Employee is willing to accept employment by the Company for such period, on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, the Company and the Employee agree as follows:

1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, for the Term stated in Section 3 hereof and on the other terms and conditions herein.

2. Position and Responsibilities. During the Term, the Employee shall serve as Chief Executive Officer and President of the Company, and shall perform such other duties and responsibilities as the Board of Directors (the "Board") of the Company may reasonably assign to the Employee from time to time. In addition, the Company shall nominate the Employee to serve as a member of the Board at all times during the Term, subject to election by the Company's stockholders. During any period in which the Employee is a member of the Board, he shall serve on the Executive and Finance Committees of the Board. The Employee shall devote such time and attention to his duties as are necessary to the proper discharge of his responsibilities hereunder. The Employee agrees to perform all duties consistent with (a) policies established from time to time by the Company and (b) all applicable legal requirements.

3. Term. The period of the Employee's employment commenced on October 1, 1997 and shall continue through February 28, 2007, unless terminated earlier as provided herein or extended by the vote of a majority of the Board (the "Term"). On each anniversary of the date of this Agreement, commencing March 1, 2007, this Agreement shall be extended automatically an additional year, thus extending the Term of this Agreement to three years from such date, unless either party shall have given the other notice of termination hereof as provided herein.

4. Compensation, Benefits and Reimbursement of Expenses. The Company shall compensate the Employee during the Term of this Agreement as follows:

         (a) Base Salary. The Employee shall be paid a base salary ("Base Salary") of not less than Two Hundred Ninety-Five Thousand Dollars ($295,000)
per year in installments consistent with the Company's usual practices. The
Board shall review the Employee's Base Salary on October 1 of each year or more frequently, at the times prescribed in salary administration practices applied generally to management employees of the Company.
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         (b) Performance Bonus. The Employee shall be entitled to an annual cash bonus (the "Bonus") based on the Company's attainment of reasonable financial objectives to be determined annually by the Board. The maximum annual Bonus will equal one hundred percent (100%) of the applicable year's ending Base Salary and will be payable if the Board determines, in its sole and exclusive discretion, that that year's financial objectives have been fully met. The Bonus shall be paid in accordance with the Company's bonus plan, as approved by the Board; provided that in no case shall any portion of the Bonus with respect to any fiscal year be paid more than seventy-five (75) days after the end of that fiscal year.

         (c) Grant of Options. The Employee shall be eligible for annual grants of management stock options ("Options") commensurate with his position and with option grants to chief executive officers of similarly situated businesses and other senior management employees of the Company, as approved by the Board. The terms of the Options shall be described in more detail in Stock Option Agreements to be entered into between the Employee and the Company.

         (d) Other Benefits. During the Term, the Employee shall be entitled to a vehicle allowance of Five Thousand Dollars ($5,000) per year net after payment of all taxes. In addition, the Company shall pay or reimburse the Employee for all fuel and maintenance on Employee's vehicle. During the Term, the Company shall provide the Employee with a cellular telephone and will pay or reimburse the Employee's monthly service fee and costs of calls attributable to Company business. During the Term, the Company will also pay for the cost of a fax line to Employee's residence. During the Term, the Employee shall be entitled to receive all other benefits of employment generally available to other management employees of the Company and those benefits for which management employees are or shall become eligible, including, without limitation and to the extent made available by the Company, medical, dental, disability and prescription coverage, life insurance and tax-qualified retirement benefits. The Employee shall be entitled to four (4) weeks of paid vacation each year of his employment.

         (e) Reimbursement of Other Expenses. The Company agrees to pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in connection with the performance of his duties under this Agreement on presentation of proper expense statements or vouchers. All such supporting information shall comply with all applicable Company policies relating to reimbursement for travel and other expenses.

         (f) Withholding. All compensation payable to the Employee hereunder is subject to all withholding requirements under applicable law.

5. Confidentiality. During the Term of his employment, and at all times thereafter, the Employee shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit or the benefit of any third party or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of his employment with the Company and which is otherwise the property of the Company or any of its affiliated corporations, including, but not limited to, trade secrets, customer lists, formulae and processes of manufacture; provided, however, that nothing herein contained shall restrict the Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of his duties to the Company.

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6.       Property. Both during the Term of his employment and thereafter, the
Employee shall not remove from the Company's offices or premises any Company documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary in accordance with the duties and responsibilities of his employment. In the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible. The Employee shall not make, retain, remove or distribute any copies, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which he may have access, except as disclosure shall be necessary in the performance of his assigned duties. On the termination of his employment with the Company, the Employee shall leave with or return to the Company all originals and copies of the foregoing then in his possession or subject to his control, whether prepared by the Employee or by others.

7.       Termination By Company.

         (a) Termination for Cause. The employment of the Employee may be terminated for Cause at any time by the vote of a majority of the Board; provided, however, that before the Company may terminate the Employee's employment for Cause for any reason that is susceptible to cure, the Company shall first send the Employee written notice of its intention to terminate this Agreement for Cause, specifying in such notice the reasons for such Cause and those conditions that, if satisfied by the Employee, would cure the reasons for such Cause, and the Employee shall have 60 days from receipt of such written notice to satisfy such conditions. If such conditions are satisfied within such 60-day period, the Company shall so advise the Employee in writing. If such conditions are not satisfied within such 60-day period, the Company may thereafter terminate this Agreement for Cause on written Notice of Termination (as defined in Section 9(a)) delivered to the Employee describing with specificity the grounds for termination.

         Immediately on termination pursuant to this Section 7(a), the Company shall pay to the Employee in a lump sum his then current Base Salary under
Section 4(a) on a prorated basis to the Date of Termination (as defined in Section 9(b)). In addition, upon termination of this Agreement for Cause, the Company shall elect, on or prior to the Date of Termination, whether the Restricted Period, during which the Employee shall be subject to the non-competition and non-solicitation provisions of Section 12, shall be zero days, or until the end of the eighteenth full month following the Date of Termination (the "Optional Restricted Period"); if the Company elects to apply the Optional Restricted Period, then in addition to the payment described in the preceding sentence, the Company shall pay to the Employee in a lump sum on termination (i) a pro-rated portion of the maximum bonus available to the Employee under Section 4(b) for the year in which the termination occurs, plus
(ii) an amount equal to three times the Employee's Total Compensation, as defined below, plus (iii) the Health Insurance Benefit, as defined below. On termination pursuant to this Section 7(a), the Employee shall forfeit his Bonus under Section 4(b) for the year in which such termination occurs, unless the Company elects the Optional Restricted Period as described in the preceding sentence, in which case the Employee shall receive the pro-rated bonus amount described in that sentence. In addition, on termination pursuant to this Section 7(a), the Employee shall forfeit all unvested Options and other options, warrants and rights relating to capital stock of the Company, unless the Company elects the Optional Restricted Period, in which case all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and

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become exercisable, and the term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination. The Employee acknowledges that extending the term of any incentive stock option pursuant to this Section 7(a), or Section 7(b), 7(c), 7(d), 8(a) or 8(b), could cause such option to lose its tax-qualified status under the Internal Revenue Code of 1986, as amended (the "Code"), and agrees that the Company shall have no obligation to compensate the Employee for any additional taxes he incurs as a result.

         For purposes of this Agreement, "Cause" shall mean:

         (1) a material breach of any of the terms of this Agreement that is not immediately corrected following written notice of default specifying such breach;

         (2) repeated intoxication with alcohol or drugs while on Company premises during its regular business hours to such a degree that, in the reasonable judgment of the other managers of the Company, the Employee is abusive or incapable of performing his duties and responsibilities under this Agreement;

         (3) conviction of a felony; or

         (4) misappropriation of property belonging to the Company and/or any of its affiliates.

         For purposes of this Agreement, the Employee's "Total Compensation" shall equal the sum of (i) twelve months of the Employee's Base Salary at the rate in effect on the termination date, (ii) the maximum Bonus of 100% of such Base Salary (whether or not the entire amount was actually earned or paid to the Employee), and (iii) the amount of all vehicle allowance and vehicle-related, telephone and facsimile reimbursements described in Section 4(d) that were payable to the Employee with respect to the twelve months preceding the termination date; provided that solely for the purpose of computing Total Compensation, if at the date of termination the Employee's Base Salary is less than $295,000 per year, then the Employee's Base Salary shall be deemed to be $295,000 for the purpose of such computation.

         For purposes of this Agreement, the "Health Insurance Benefit" shall be an amount equal to the excess of (i) the premiums payable by the Employee to cover himself, his wife and his children for a three-period period beginning on the termination date under a health insurance plan that provides benefits comparable to those available under the Company's health insurance plan then in effect, over (ii) the premiums that would be payable by the Employee, if he were still employed by the Company, to cover himself, his wife and his children for that three-year period under the Company's health insurance plan in effect on the termination date.

         (b) Termination Without Cause. The employment of the Employee may be terminated without Cause at any time by the vote of a majority of the Board on delivery to the Employee of a written Notice of Termination (as defined in Section 9(a)). On the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(b), the Company shall pay to the Employee in a lump sum in lieu of payments under Section 4(a), 4(b) and 4(d) for the remainder of the Term an amount equal to the sum of (i) all Base Salary payable under Section 4(a) through the termination date, (ii) a pro-rated portion of the maximum Bonus available to the Employee under Section 4(b) for the year in which the termination occurs, (iii) an amount equal

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to three times the Employee's Total Compensation, as defined in Section 7(a), plus (iv) the Health Insurance Benefit, as defined in Section 7(a). In addition, on termination of the Employee under this Section 7(b), all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination.

         (c) Termination on Disability. If during the Term the Employee should fail to perform his duties hereunder on account of physical or mental illness or other incapacity which the Board shall in good faith determine renders the Employee incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than six (6) consecutive months ("Disability"), the Company shall have the right, on written Notice of Termination (as defined in Section 9(a)) delivered to the Employee to terminate the Employee's employment under this Agreement. During the period that the Employee shall have been incapacitated due to Disability, the Employee shall continue to receive the full Base Salary provided for in Section 4(a) hereof at the rate then in effect until the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(c). On the Date of Termination pursuant to this
Section 7(c), the Company shall pay to the Employee in a lump sum an amount equal to (i) the Base Salary remaining payable to the Employee under Section 4(a) for the full remaining Term, plus (ii) a pro-rated portion of the maximum Bonus available to the Employee under Section 4(b) for the year in which the termination occurs. In addition, on such termination, all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination.

         (d) Termination on Death. If the Employee shall die during the Term, the employment of the Employee shall thereupon terminate. On the Date of Termination (as defined in Section 9(b)) pursuant to this Section 7(d), the Company shall pay to the Employee's estate the payments and other benefits applicable to termination without Cause set forth in Section 7(b) hereof, except that the Health Insurance Benefit shall be calculated with respect to coverage only for the Employee's wife and children. In addition, on termination of the Employee under this Section 7(d), all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination. The provisions of this Section 7(d) shall not affect the entitlements of the Employee's heirs, executors, administrators, legatees, beneficiaries or assigns under any employee benefit plan, fund or program of the Company.

8.       Termination By Employee.

         (a) Termination for Good Reason. The Employee may terminate his employment hereunder for Good Reason (as defined below). On the Date of Termination pursuant to this Section 8(a), the Employee shall be entitled to receive, and the Company agrees to pay and deliver, the payments and other benefits applicable to termination without Cause set forth in Section 7(b) hereof at the times and subject to the conditions set forth therein. In addition, on termination of the Employee under this Section 8(a), all of the Employee's Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and

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become exercisable. The term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination.

         For purposes of this Agreement, "Good Reason" shall mean:

               (1) assignment to the Employee of duties inconsistent with his responsibilities as they existed on the date of this Agreement; a substantial alteration in the title(s) of the Employee (so long as the existing corporate structure of the Company is maintained); or a substantial alteration in the status of the Employee in the Company organization as it existed on the date of this Agreement;

               (2) the relocation of the Company's principal executive office to a location more than fifty (50) miles from its present location;

               (3) a reduction by the Company in the Employee's Base Salary without the Employee's approval;

               (4) a failure by the Company to continue in effect, without substantial change, any benefit plan or arrangement in which the Employee was participating or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce his benefits under any benefit plan (unless such changes apply equally to all other management employees of Company);

               (5) any material breach by the Company of any provision of this Agreement without the Employee having committed any material breach of his obligations hereunder, which breach is not cured within twenty (20) days following written notice thereof to the Company of such breach; or

               (6) the failure of the Company to obtain the assumption of this Agreement by any successor entity.

         (b) Termination Without Good Reason. The Employee may terminate his employment hereunder without Good Reason on written Notice of Termination delivered to the Company setting forth the effective date of termination. If the Employee terminates his employment hereunder without Good Reason, he shall be entitled to receive, and the Company agrees to pay on the effective date of termination specified in the Notice of Termination, his current Base Salary under Section 4(a) hereof on a prorated basis to such date of termination. In addition, upon the Employee's termination of his employment without Good Reason, the Company shall elect, within fifteen (15) days after receiving the Notice of Termination, whether the Restricted Period, during which the Employee shall be subject to the non-competition and non-solicitation provisions of Section 12, shall be zero days, or the Optional Restricted Period; if the Company elects to apply the Optional Restricted Period, then in addition to the payment described in the preceding sentence, the Company shall pay to the Employee in a lump sum on termination (i) a pro-rated portion of the maximum bonus available to the Employee under Section 4(b) for the year in which the termination occurs, plus
(ii) an amount equal to three times the Employee's Total Compensation, as defined in Section 7(a), plus (iii) the Health Insurance Benefit, as defined in
Section 7(a). On termination pursuant to this Section 8(b), the Employee shall forfeit his Bonus under Section 4(b) for the year in which such termination occurs, unless the Company elects the Optional Restricted Period as described in the preceding sentence, in

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which case the Employee shall receive the pro-rated bonus amount described in that sentence. In addition, on termination pursuant to this Section 8(b), the Employee shall forfeit all unvested Options and other options, warrants and rights relating to capital stock of the Company, unless the Company elects the Optional Restricted Period, in which case all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and become exercisable, and the term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination.

9.       Provisions Applicable to Termination of Employment.

         (a) Notice of Termination. Any purported termination of Employee's employment by the Company pursuant to Section 7 shall be communicated by Notice of Termination to the Employee as provided herein, and shall state the specific termination provisions in this Agreement relied on and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment ("Notice of Termination"). If the Employee terminates under Section 8, he shall give the Company a Notice of Termination.

         (b) Date of Termination. For all purposes, "Date of Termination" shall mean, for Disability, thirty (30) days after Notice of Termination is given to the Employee (provided the Employee has not returned to duty on a full-time basis during such 30-day period), or, if the Employee's employment is terminated by the Company for any other reason or by the Employee, the date on which a Notice of Termination is given.

         (c) Benefits on Termination. On termination of this Agreement by the Company pursuant to Section 7 or by the Employee pursuant to Section 8, all profit-sharing, deferred compensation and other retirement benefits payable to the Employee under benefit plans in which the Employee then participated shall be paid to the Employee in accordance with the provisions of the respective plans.

10.      Change In Control.

         (a) Payments on Change in Control. Notwithstanding any provision in this Agreement to the contrary, unless the Employee elects in writing to waive this provision, a Change in Control (as defined in Section 11(d) below) of the Company shall be deemed a termination of the Employee without Cause, and the Employee shall be entitled to receive and the Company agrees to pay to the Employee, in a lump sum upon such Change in Control, the amount determined under
Section 7(b) that is payable to the Employee on termination without Cause. In addition, on a Change of Control, all of the Employee's unvested Options and other options, warrants and rights relating to capital stock of the Company shall immediately vest and become exercisable, and the term of any such options (including the Options), warrants and rights shall be extended to the fifth anniversary of the Employee's termination.

         After a Change in Control, if any option (including the Options), warrant or right (the "Terminated Option") relating to the Company's capital stock does not remain outstanding, the successor to the Company or its then Parent (as defined in Section 10 below) shall either:

               (i) Issue an option, warrant or right, as appropriate (the "Successor Option"), to purchase common stock of such successor or Parent in an amount such that on

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exercise of the Successor Option the Employee would receive the same number of shares of the successor's/Parent's common stock as the Employee would have received had the Employee exercised the Terminated Option immediately prior to the transaction resulting in the Change in Control and received shares of such successor/Parent in such transaction. The aggregate exercise price for all of the shares covered by such Successor Option shall equal the aggregate exercise price of the Terminated Option; or

               (ii) Pay the Employee a bonus within ten (10) days after the consummation of the Change in Control, in an amount agreed to by the Employee and the Company. Such amount shall be at least equivalent on an after-tax basis to the net after-tax gain that the Employee would have realized if he had been issued a Successor Option under clause (i) above and had immediately exercised such Successor Option and sold the underlying stock, taking into account the different tax rates that apply to such bonus and to such gain, and such amount shall also reflect other differences to the Employee between receiving a bonus under this clause (ii) and receiving a Successor Option under clause (i) above.

         (b) Definitions. For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) there shall be consummated (aa) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction, (bb) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or if
(ii) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this Section 10(b), "person" shall not include any person (or any person that controls, is controlled by or is under common control with such person) who as of the date of this Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company) or if (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least one-half of the membership thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of the period.

         The term "Parent" means a corporation, partnership, trust, limited liability company or other entity that is the ultimate "beneficial owner" (as defined above) of fifty percent (50%) or more of the Company's outstanding voting securities.

11. Gross Up Payments. If all or any portion of any payment or benefit that the Employee is entitled to receive from the Company pursuant to this Agreement (a "Payment") constitutes an "excess parachute payment" within the meaning of
Section 280G of the Code, and as such is

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subject to the excise tax imposed by Section 4999 of the Code or to any similar
Federal, state or local tax or assessment (the "Excise Tax"), the Company or its successors or assigns shall pay to the Employee an additional amount (the "Gross-Up Payment") with respect to such Payment. The amount of the Gross-Up Payment shall be sufficient that, after paying (a) any Excise Tax on the Payment, (b) any Federal, state or local income or employment taxes and Excise Tax on the Gross-Up Payment, and (c) any interest and penalties imposed in respect of the Excise Tax, the Employee shall retain an amount equal to the full amount of the Payment. For the purpose of determining the amount of any Gross-Up Payment, the Employee shall be deemed to pay Federal income taxes at the highest marginal rate applicable in the calendar year in which the Gross-Up Payment is made, and state and local income taxes at the highest marginal rate applicable in the state and locality where the Employee resides on the date the Gross-Up Payment is made, net of the maximum reduction in Federal income taxes that could be obtained from deducting such state and local taxes.

         The Gross-Up Payment with respect to any Payment shall be paid to the Employee within ten (10) days after the Internal Revenue Service or any other taxing authority issues a notice stating that an Excise Tax is due with respect to the Payment, unless the Company undertakes to challenge the taxing authority on the applicability of such Excise Tax and indemnifies the Employee for (a) any amounts ultimately determined to be payable, including the Excise Tax and any related interest and penalties, (b) all expenses (including attorneys' and experts' fees) reasonably incurred by the Employee in connection with such challenge, as such expenses are incurred, and (c) all amounts that the Employee is required to pay to the taxing authorities during the pendency of such challenge (such amounts to be repaid by the Employee to the Company if they are ultimately refunded to the Employee by the taxing authority).

12.      Non-Competition and Non-Solicitation.

         (a) In consideration of the provisions hereof and the payments provided under Sections 7, 8 and 10(a), for the Restricted Period (as hereinafter defined), the Employee will not, except as specifically provided below, anywhere in any county in any state in which the Company is engaged in business as of such termination date (the "Restricted Territory"), directly or indirectly, acting individually or as the owner, shareholder, partner or management employee of any entity, (i) engage in the operation of a solid waste collection, transporting or disposal business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ as a manager of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of management salary, commissions or otherwise from, any business engaged in such activities in such counties; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including without limitation, as a sole proprietor, partner, shareholder, officer, director, principal agent or trustee; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or quoted on any NASDAQ market, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business. The term "Restricted Period" shall mean, in the case of a Change of Control, the earlier of (i) the maximum period allowed under applicable law and
(ii) until the end of the eighteenth full month following the effective date of the Change of Control. In the case of the Employee's termination by the Company

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without Cause pursuant to Section 7(b) or by the Employee for Good Reason pursuant to Section 8(a), the "Restricted Period" shall mean the earlier of (i) the maximum period allowed under applicable law, and (ii) provided the Company has made the payments required under Section 7(b) or 8(a), as the case may be, the Optional Restricted Period. In the case of the Employee's termination for Cause by the Company pursuant to Section 7(a) or termination by the Employee without Good Reason pursuant to Section 8(b), the "Restricted Period" shall be, as elected by the Company in accordance with Section 7(a) or 8(b), either (i) zero days (such that the Employee is not subject for any period to the restrictions of this Section 12 following such termination), or (ii) the earlier of the maximum period allowed under applicable law, or the Optional Restricted Period.

         (b) During the Restricted Period, the Employee shall not (i) solicit any residential or commercial customer of the Company to whom the Company provides service pursuant to a franchise agreement with a public entity in the Restricted Territory (ii) solicit any residential or commercial customer of the Company to enter into a solid waste collection account relationship with a competitor of the Company in the Restricted Territory, (iii) solicit any such public entity to enter into a franchise agreement with any such competitor, (iv) solicit any officer of the Company to enter into an employment agreement with a competitor of the Company or otherwise interfere in any such relationship, or
(v) solicit on behalf of a competitor of the Company any prospective customer of the Company in the Restricted Territory that the Employee called on or was involved in soliciting on behalf of the Company during the Term, provided, however, that nothing herein shall prevent the Employee from soliciting any of the following officers of the Company to be employed in a business that is not competitive with the business of the Company (i) at any time after any such officer's employment is terminated by the Company, (ii) at any time after any such officer's employment is terminated by the officer for Good Reason (as defined in the officer's employment agreement) and (iii) at any time after the expiration the number of months indicated after each officer's name from the date such officer notifies the Company of his intention to terminate his employment other than for Good Reason: Darrell Chambliss (twelve (12) months), David Hall (twelve (12) months), and Michael Foos (six (6) months).

         (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 12 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specified words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

13. Indemnification. As an employee and agent of the Company, the Employee shall be fully indemnified by the Company to the fullest extent permitted by applicable law in connection with his employment hereunder.

14. Board Representation. The Company shall nominate the Employee to serve as a member of the Board at all times during the Term, subject to election by the Company's stockholders.

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
15. Survival of Provisions. The obligations of the Employee under Sections 5, 6 and 12 of this Agreement and of the Company under Section 13 of this Agreement shall survive both the termination of the Employee's employment and this Agreement.

16. No Duty to Mitigate; No Offset. The Employee shall not be required to mitigate damages or the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other sources or offset against any other payments made to him or required to be made to him pursuant to this Agreement.

17. Assignment; Binding Agreement. The Company may assign this Agreement to any parent, subsidiary, affiliate or successor of the Company. This Agreement is not assignable by the Employee and is binding on him and his executors and other legal representatives. This Agreement shall bind the Company and its successors and assigns and inure to the benefit of the Employee and his heirs, executors, administrators, personal representatives, legatees or devisees. The Company shall assign this Agreement to any entity that acquires its assets or business.

18. Notice. Any written notice under this Agreement shall be personally delivered to the other party or sent by certified or registered mail, return receipt requested and postage prepaid, to such party at the address set forth in the records of the Company or to such other address as either party may from time to time specify by written notice.

19. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties relating to the Employee's employment and supersedes all oral or written prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed except by an agreement in writing signed by the Company and the Employee.

20. Waiver. The waiver of a breach of any provision of this Agreement shall not operate or as be construed to be a waiver of any other provision or subsequent breach of this Agreement.

21. Governing Law and Jurisdictional Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. The parties irrevocably and unconditionally submit to the jurisdiction and venue of any court, federal or state, situated within Sacramento County, California, for the purpose of any suit, action or other proceeding arising out of, or relating to or in connection with, this Agreement.

22. Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, held invalid in any respect, such invalidity shall not affect the validity of any other provision of this Agreement, and such provision shall be deemed modified to the extent necessary to make it enforceable.

23. Enforcement. It is agreed that it is impossible to measure fully, in money, the damage which will accrue to the Company in the event of a breach or threatened breach of Section 5 or 6 of this Agreement, and, in any action or proceeding to enforce the provisions of Section 5 or 6 hereof, the Employee waives the claim or defense that the Company has an adequate remedy at law and will not assert the claim or defense that such a remedy at law exists. The Company is entitled to injunctive relief to enforce the provisions of such sections as well as any and all other remedies available to it at law or in equity without the posting of any bond.

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
24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

25. Due Authorization. The execution of this Agreement has been duly authorized by the Company by all necessary corporate action.

         IN WITNESS WHEREOF, the parties have executed and delivered this Second Amended and Restated Employment Agreement as of the day and year set forth above.

                               WASTE CONNECTIONS, INC., a Delaware corporation


                               By:
                                    ------------------------------------------
                               Name:
                                      ----------------------------------------
                               Title:
                                       ---------------------------------------



                               EMPLOYEE:


                               ------------------------------------------------
                               Ronald J. Mittelstaedt









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